Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

of Common Shares, $1.00 par value

of

THE PROGRESSIVE CORPORATION

Offer to Purchase for Cash by The Progressive Corporation of up to 17,100,000 Common Shares at a
Purchase Price of Not Greater than $88.00 nor less than $78.00 per Share
(Not to be used for signature guarantee)

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00

MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 15, 2004,
UNLESS THE OFFER IS EXTENDED.

The Depositary for the Tender Offer is:

National City Bank

Delivery by Mail:	Delivery in Person or by Overnight Courier:
National City Bank, Depositary Corporate Actions Processing Center P.O. Box 859208 161 Bay State Drive Braintree, Massachusetts 02185-9208	National City Bank, Depositary Corporate Actions Processing Center 161 Bay State Drive Braintree, Massachusetts 02184

Deliver by Facsimile:

(781) 380-3388

For Confirmation Contact a Customer Service Representative at:

(800) 622-6757

The Information Agent for the Tender Offer is:

MORROW & CO., INC.

     All questions regarding the offer should be directed to the Information Agent, Morrow & Co., Inc., or the Dealer Manager, J.P. Morgan Securities Inc., at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

      This Notice of Guaranteed Delivery, including the accompanying instructions, and the Offer to Purchase should be read carefully before you complete this Notice of Guaranteed Delivery.

      Delivery of this Notice of Guaranteed Delivery to an address other than that shown above for the Depositary, or transmission of a facsimile of this Notice of Guaranteed Delivery to a different facsimile number than that shown above for the Depositary, will not constitute proper tender of your shares. Deliveries to The Progressive Corporation, J. P. Morgan Securities Inc., the Dealer Manager for the tender offer, or Morrow & Co., Inc., the Information Agent for the tender offer, will not be forwarded to the Depositary and therefore will not constitute proper tender of your shares.

      Deliveries to the Book-Entry Transfer Facility (as defined below) will not constitute proper delivery. You may deliver shares by book-entry delivery to the Book-Entry Transfer Facility, but your Notice of Guaranteed Delivery and Letter of Transmittal must be delivered to the Depositary.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

      As set forth in Section 3 of the Offer to Purchase dated September 14, 2004, this Notice of Guaranteed Delivery, or a facsimile hereof, may be used to accept the tender offer if a shareholder of record desires to tender common shares pursuant to the tender offer and cannot deliver such common shares and all other required documents to the Depositary by 12:00 Midnight, New York City time, on Friday, October 15, 2004 or any later time to which the tender offer may be extended (the “Expiration Date”), or such shareholder cannot complete the procedure for delivery by book-entry on a timely basis. Such common shares may nevertheless be tendered if all of the following conditions are met:

(a)	such tender is made by or through an Eligible Institution (as defined in the Offer to Purchase);

(b)	a properly completed and duly executed Notice of Guaranteed Delivery is received by the Depositary by the Expiration Date; and

(c)	the certificates for such common shares (or a confirmation of a book-entry transfer of such common shares into the account maintained by the Depositary at the Depository Trust Company (the “Book-Entry Transfer Facility”)), together with a properly completed and duly executed Letter of Transmittal (as defined in the Offer to Purchase) with any required signature guarantee or an Agent’s Message (as defined in the Offer to Purchase) and any other documents required by the Letter of Transmittal, are received by the Depositary within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      You may deliver this Notice of Guaranteed Delivery to the Depositary by hand or by mail, overnight courier or facsimile, and must include a guarantee by an Eligible Institution in the form set forth herein.

      If, after this Notice of Guaranteed Delivery has been delivered to the Depositary, you make any changes to the election to tender your shares when transmitting the Letter of Transmittal, the Letter of Transmittal, rather than the Notice of Guaranteed Delivery, will govern the terms of the tender of such shares if such Letter of Transmittal is received by the Depositary on or before the Expiration Date. Shareholders may not make any changes after the Expiration Date to the price at which such shares are tendered.

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Ladies and Gentlemen:

      The undersigned hereby tenders to The Progressive Corporation (the “Company” or “Progressive”), at the price per share indicated below, net to the undersigned in cash, upon the terms and conditions set forth in the Offer to Purchase dated September 14, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal (which together constitute the tender offer), receipt of which is hereby acknowledged, the number of common shares specified below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS

CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES.
(See Instruction 5 to Letter of Transmittal)

SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

☐	The undersigned wants to maximize the chance of having the Company purchase all common shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box, INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders common shares and agrees to accept the purchase price determined by the Company pursuant to the Dutch auction tender offer. This action will result in receiving a price per common share of as low as $78.00 or as high as $88.00.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below, INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders common shares at the price checked. This action could result in none of the common shares being purchased if the purchase price for the common shares is less than the price checked. If the purchase price determined by the Company for the common shares is equal to or greater than the price checked, then the shares tendered by the undersigned and all other shares purchased by the Company will be purchased at the purchase price (subject to the possibility of proration). A shareholder who desires to tender common shares at more than one price must complete a separate Notice of Guaranteed Delivery and Letter of Transmittal for each price at which common shares are tendered. The same common shares cannot be tendered at more than one price (unless those shares were previously tendered and withdrawn). Price (in dollars) per share at which common shares are being tendered:

☐ $78.00	☐ $79.50	☐ $81.00	☐ $82.50	☐ $84.00	☐ $85.50	☐ $87.00
☐ $78.50	☐ $80.00	☐ $81.50	☐ $83.00	☐ $84.50	☐ $86.00	☐ $87.50
☐ $79.00	☐ $80.50	☐ $82.00	☐ $83.50	☐ $85.00	☐ $86.50	☐ $88.00

ODD LOTS

[Optional]
(See Instruction 8 to Letter of Transmittal)

To be completed ONLY if common shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 common shares, and the person is tendering all common shares beneficially owned.

The undersigned either (check one box):

☐	is the beneficial owner of an aggregate of fewer than 100 common shares, all of which are being tendered, or

☐	is a broker, dealer, commercial bank, trust company or other nominee which

(a)	is tendering, for the beneficial owners thereof, common shares with respect to which it is the record owner, and

(b)	believes, based upon representations made to it by such beneficial owners, that each such person is the beneficial owner of an aggregate of fewer than 100 common shares and is tendering all of such common shares.

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CONDITIONAL TENDER

[Optional]
(See Instruction 12 to Letter of Transmittal)

You may condition your tender of common shares upon the Company purchasing a specified minimum number of the common shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of common shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the common shares that you have tendered will be purchased. It is your responsibility to calculate that minimum number of common shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of my common shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of common shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares at prices at or below the purchase price selected by the Company and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

Number of Common Shares:

Certificate Nos. (If Available):

Check the box if common shares will be delivered by book-entry transfer to:

☐ The Depository Trust Company

Account No.

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SIGNATURE(S) OF HOLDER(S)

Dated: ______________________________, 2004

Name(s) of Shareholders:

PLEASE TYPE OR PRINT

ADDRESS

CITY, STATE AND ZIP CODE

AREA CODE AND TELEPHONE NO.

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondence address in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, share certificates evidencing the common shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such common shares into the Depositary’s account at The Depository Trust Company with delivery of a Letter of Transmittal (or a copy thereof) properly completed and duly executed, and any other required documents, all within three New York Stock Exchange trading days after the date of delivery hereof.

NAME OF FIRM

AUTHORIZED SIGNATURE

ADDRESS

TITLE

NAME

ZIP CODE

PLEASE TYPE OR PRINT

AREA CODE AND TELEPHONE NO.

Dated: ______________________________, 2004

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES MUST

BE SENT WITH A LETTER OF TRANSMITTAL.

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